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Ventas, Inc.  4360 Brownsboro Road   Suite 115   Louisville, Kentucky 40207-1642
                      (502) 357.9000   (502) 357.9001 Fax

                                                     Contact: Debra A. Cafaro
                                                              President and CEO
                                                              (502) 357-9000


           VENTAS COMPLETES $120 MILLION TRANS HEALTHCARE TRANSACTION

Louisville, KY (November 5, 2002) -- Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today it has completed the previously announced $120 million transaction with Trans Healthcare, Inc. ("THI"), a privately owned long term care and hospital company.

     "Implementing our business strategy with the completion of the THI acquisition is a significant achievement for Ventas. It meets our twin goals of working with a high quality operator and building value for our stockholders with a diversifying, accretive acquisition," Ventas President and CEO Debra A. Cafaro said. "Importantly, we customized this transaction with THI to meet its business needs for speed and certainty of execution, blended cost of capital and portfolio ownership, while at the same time meeting our shareholders' expectations for returns on invested capital and accretion."

     The transaction with THI is structured as a sale-leaseback, a first mortgage loan and a mezzanine loan with the following terms:

o A $53 million sale leaseback transaction covering five properties, with three in Maryland and two in Ohio. Ventas Realty, Limited Partnership is purchasing the assets and leasing them back to THI under a Master Lease, which covers four skilled nursing facilities and one continuing care retirement community which is composed of one skilled nursing facility, one rehabilitation hospital, and one assisted living facility, for a total of 770 beds. The lease provides for annual base rent of $5.9 million, escalating each year by three percent.

o    A $67 million loan, divided into two components:

     o a $45 million first mortgage loan secured by 17 skilled nursing facilities and one related assisted living facility, 14 in Ohio and four in Maryland, containing 1,402 beds. The loan is structured as a collateralized mortgage backed security (CMBS) that Ventas has originated for investment purposes, but may later sell. The CMBS loan bears interest at LIBOR plus 367 basis points, inclusive of upfront fees (with a LIBOR floor of three percent). This loan matures in three years, and THI has two one-year extensions upon satisfaction of certain conditions.

     o a $22 million mezzanine loan, bearing interest, inclusive of upfront fees, of 18 percent per annum, that is secured by subordinate interests in the 18 facilities collateralizing the senior CMBS loan, plus liens on four additional healthcare/senior housing properties, and interests in three additional assets operated by THI.

     Ventas drew on its line of credit to fund the THI transaction on a short-term basis. The line of credit bears interest at LIBOR plus 275 basis points.


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Ventas Completes $120 Million Trans Healthcare Transaction
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Nov. 5, 2002
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     The transaction covers a total of 32 properties: 18 skilled nursing facilities, four assisted living facilities, and one rehabilitation hospital containing 1,546 beds in Ohio; and nine skilled nursing facilities containing 1,206 beds in Maryland.

     "The addition of these facilities to the Ventas portfolio has given Ventas diversification by geography, property type and most important, tenant," Ventas Chief Investment Officer Raymond J. Lewis said. "We are pleased to partner with a quality operator like THI and we look forward to continuing our diversification strategy."

     Trans Healthcare, Inc. is based in Camp Hill, Pennsylvania. It operates 94 facilities with 9,993 beds in 12 states, including Ohio, Maryland and Pennsylvania. Included in its facilities are nine specialty hospitals, three of which are under development, that have a total of 269 beds. Its facilities offer specialty programs for patients with Alzheimer's and dementia, behavioral care, bariatric and ventilator/pulmonary care, and rehabilitation.

     Ventas said that the THI transaction is expected to be accretive to FFO. However, the final financial impact of the transaction will depend on a variety of factors, including whether the Company retains the CMBS senior mortgage loan or sells it; if sold, the profit or loss to the Company; the final sizing of the CMBS and mezzanine loans and the rating of the CMBS portion of the loan; the Company's reinvestment rate; and the long term financing strategy for the acquisition.

     The Company may from time to time update its publicly announced FFO and dividend guidance, but it is not obligated to do so.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 220 nursing home and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 healthcare and senior housing assets located in Ohio and Maryland. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1,


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Ventas Completes $120 Million Trans Healthcare Transaction
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Nov. 5, 2002
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1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete,
(k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under one of these interest rate swap agreements, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty, Limited Partnership entered into in connection with the Company's spin-off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998, (p) final determination of the Company's taxable net income for the year ending December 31, 2002, (q) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants (r) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, particularly in the state of Florida, and (s) the value of the Company's common stock in Kindred and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.


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